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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE


                                                          FOR IMMEDIATE RELEASE
                                                  FOR MORE INFORMATION CONTACT:
                                                 GERALYN DEBUSK OR JEFF ELLIOTT
                                                 Halliburton Investor Relations
                                                                   972-458-8000


               DAVE & BUSTER'S SIGNS AGREEMENT TO ACQUIRE ASSETS
                              OF CANADIAN LICENSEE

DALLAS, July 30, 2003 -- Dave & Buster's (NYSE: DAB) today announced it has entered into an agreement to purchase the Dave & Buster's business and assets of its Canadian licensee, Funtime Hospitality Corp., for approximately US$3.6 million, subject to adjustment, plus the assumption of certain liabilities. The agreement is subject to various closing conditions, including completion of due diligence, obtaining of all necessary corporate approvals and consents, and approval of the seller's shareholders. The transaction is expected to close in October and will terminate Funtime's rights to license and develop Dave & Buster's locations in Canada.

Under the terms of the transaction, the company will take over the operations of the 65,000 sq. ft. Dave & Buster's location in The Interchange shopping center in Concord, a suburb of Toronto, Ontario. Opened in June 2000, this restaurant and entertainment complex is the company's first Canadian location and includes the same combination of upscale menu, traditional games and state-of-the-art interactive entertainment as Dave & Buster's company-owned operations in the U.S.

"We are pleased to have the opportunity to develop our presence in the Canadian market by purchasing this existing and established Dave & Buster's location," said Dave & Buster's CEO, Buster Corley. "By implementing enhanced operating efficiencies and substantially reducing overhead, we anticipate that this acquisition will be immediately accretive to earnings and contribute approximately $0.02 to $0.04 in earnings per share in the first full year of operations."

About Dave & Buster's
Founded in 1982, Dave & Buster's is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international development and license agreements for the Pacific Rim, Canada the Middle East and Mexico. Further information, including the current investor presentation, can be found on the Company's Web site, www.daveandbusters.com.

                                     -more-


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DAVE & BUSTER'S SIGNS AGREEMENT TO ACQUIRE ASSETS OF CANADIAN LICENSEE
July 30, 2003
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Forward-Looking Statements
Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.


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